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                       Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 27, 2001


                              CRAFTCLICK.COM, INC.


             (Exact name of registrant as specified in its charter)


               UTAH                                      2-97869-D
(State or other jurisdiction of incorporation)     (Commission File No.)


         141 Adelaide Street, West
         Suite 1004
         Toronto, Ontario, Canada                       M5H 3L5
(Address of principal executive offices)             (Postal Code)


        Registrant's telephone number, including area code:(416) 628-5251



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Item 1. Changes in Control of Registrant

         On March 16, 2001, Dungavel, Inc., a Bahamian company, contracted to purchase 25,000,000 shares of outstanding common stock and 1,000 shares of outstanding Class C Preferred Stock of CraftClick.com, Inc. from Metropolitan Capital Partners LLC, in a private sale. The Class C Preferred Stock is convertible at any time prior to December 31, 2001, into 11.5% of the then issued and outstanding common stock of CraftClick.com, Inc., computed on a fully diluted basis. Together the common stock and the Class C Preferred Stock acquired by Dungavel, Inc. represents greater than 50% of the voting control of CraftClick.com, Inc. on an as converted basis. The sale was consummated as of March 27, 2001.

         In connection with the sale of the shares, Messrs. Howard Geisler and Mitchell Geisler and Ms. Cindy Roach were appointed directors of CraftClick.com, Inc. by the existing board of directors. After the appointment, the existing directors of CraftClick.com, Inc. resigned. Mr. Howard Geisler also was appointed the president and treasurer of the CraftClick.com, Inc. and Mr. Mitchell Geisler also was appointed the secretary of the CraftClick.com, Inc.


Item 7. Financial Statement and Exhibits

        None

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                                 SIGNATURE PAGE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CRAFTCLICK.COM, INC.



                                             /s/ MITCHELL GEISLER
                                            ---------------------------
                                            Name:  Mitchell Geisler
                                            Title: Secretary


Date: March 27, 2001